Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2004 Results

Charleston, South Carolina, August 4, 2004 — Blackbaud, Inc., the leading provider of software and related services designed specifically for nonprofit organizations today announced its second quarter 2004 financial results.

For the quarter ended June 30, 2004, Blackbaud reported total revenue of $35.5 million, an increase of 19% compared with the second quarter of 2003. License revenue increased 29% to $7.3 million, services revenue increased 29% to $11.1 million and maintenance revenue and subscriptions increased 12% to $16.2 million, over the comparable period.

Blackbaud’s GAAP operating income and net income were $9.1 million and $5.3 million, respectively, for the second quarter 2004 compared with $2.4 million and a loss of $0.2 million in the same period last year. Pro forma operating income and net income, which exclude stock-based compensation expense and costs associated with the Company’s recently completed IPO, were $10.6 million and $6.4 million, respectively, compared with $9.1 million and $5.3 million in the same period last year.

On a GAAP basis, earnings per share, on a fully diluted basis, was $0.12 for the quarter ended June 30, 2004, compared with a loss of $0.01 in the same period last year. Pro forma earnings per share was $0.14 for the quarter ended June 30, 2004, compared with $0.12 in the same period last year.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. Cash from operations for the second quarter of 2004 was $11.3 million compared with $8.6 million in the same period the prior year. Blackbaud had cash of $16.9 million at June 30, 2004.

“We are very pleased with our second quarter results. Nonprofit organizations are increasingly looking to invest in technology solutions that enable them to improve fundraising efforts and streamline operating cost structures. With more than 12,500 customers, 20 years experience, and the broadest suite of integrated applications, Blackbaud stands out as the vendor of choice to help nonprofits tackle these challenges,” said Robert J. Sywolski, Chief Executive Officer of Blackbaud.

Timothy V. Williams, Chief Financial Officer of Blackbaud, added, “The June quarter has historically been a relatively strong quarter for Blackbaud given the fact that many of our customers have fiscal year-ends on June 30th. We believe our second-quarter performance reflects a continuance of this seasonality, coupled with the fact that the Company’s sales and service channels delivered ahead of our expectations.”

Conference Call Details

Blackbaud will host a conference call today, August 4, 2004, at 5:00pm (EDT) to discuss the quarterly results. Blackbaud recently completed its IPO and began trading on July 22. The Company is still in its quiet period following the IPO and, as a result, will limit the call to prepared remarks. To access this call, dial 800-821-1449 (domestic) or 973-409-9260 (international). A replay of this conference call will be available through August 11th at 877-519-4471 (domestic) or 973-341-3080 (international). The replay password is 5024404. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s web site, and a replay will be archived on our website as well.

About Blackbaud

Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 12,500 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the Mayo Foundation, the New York Philharmonic and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Information Edge™, WealthPoint™ and ProspectPoint™ as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario, Glasgow, Scotland, and Sydney, Australia.

Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Information Edge, WealthPoint and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: continued success in sales growth; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with management of growth; risks associated with acquisitions; technological changes that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles (GAAP). This information includes but is not limited to pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud utilizes these non-GAAP financial measures internally in analyzing its financial results, and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Company’s IPO (completed on July 22nd) and the expensing of stock option compensation.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

BLACKBAUD, INC.
BALANCE SHEETS
(In thousands, except per share data)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,851	$6,708
Accounts receivable, net of allowance of $1,327 and $1,222, respectively	22,879	14,518
Prepaid expenses and other current assets	3,003	2,713
Deferred tax asset, current portion	1,406	1,799

Total current assets	44,139	25,738
Property and equipment, net	6,551	6,621
Deferred tax asset	83,111	86,966
Goodwill	1,481	1,386
Deferred financing fees, net	—	156
Other assets	62	99

Total assets	$135,344	$120,966

Liabilities and Shareholders’ Equity
Current liabilities:
Trade accounts payable	$2,937	$2,590
Current portion of long-term debt and capital lease obligations	116	142
Accrued expenses and other current liabilities	9,867	9,659
Deferred revenue	51,187	43,673

Total current liabilities	64,107	56,064
Long-term debt and capital lease obligations	—	5,044

Total liabilities	64,107	61,108

Commitments and contingencies
Shareholders’ equity:
Preferred stock; 5,000,000 shares authorized	—	—
Common stock, no par value; 95,000,000 shares authorized, 42,509,107 and 42,408,872 shares issued and outstanding in 2004 and 2003, respectively	42,093	41,613
Deferred compensation	(2,973)	(4,795)
Accumulated other comprehensive (loss) income	255	518
Retained earnings	31,862	22,522

Total shareholders’ equity	71,237	59,858

Total liabilities and shareholders’ equity	$135,344	$120,966

BLACKBAUD, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenue
License fees	$7,293	$5,671	$12,370	$10,175
Services	11,071	8,629	20,616	16,373
Maintenance and subscriptions	16,151	14,390	31,930	28,489
Other revenue	974	1,150	1,928	2,111
Total revenue	35,489	29,840	66,844	57,148

Cost of revenue
Cost of license fees	951	890	1,680	1,457
Cost of services (of which $273, $777, $567 and $1,399 in the three months ended June 30, 2004 and 2003 and the six months ended June 30, 2004 and 2003 respectively, was stock option compensation expense)	5,815	5,181	11,193	10,092
Cost of maintenance and subscriptions (of which $25, $116, $62 and $209 in the three months ended June 30, 2004 and 2003 and the six months ended June 30, 2004 and 2003, respectively, was stock option compensation expense)	2,738	2,972	5,398	5,806
Cost of other revenue	915	908	1,775	1,713

Total cost of revenue	10,419	9,951	20,046	19,068

Gross profit	25,070	19,889	46,798	38,080

Sales and marketing	7,293	5,475	13,653	10,537
Research and development	4,428	3,585	8,704	7,204
General and administrative	3,061	2,529	5,912	5,352
Amortization	—	85	32	133
Costs of initial public offering	700	—	1,650	—
Stock option compensation	526	5,768	1,193	11,214

Total operating expenses	16,008	17,442	31,144	34,440

Income from operations	9,062	2,447	15,654	3,640
Interest income	29	22	54	48
Interest expense	(37)	(759)	(250)	(1,622)
Other (expense) income, net	(3)	84	346	98

Income before provision for income taxes	9,051	1,794	15,804	2,164
Income tax provision	3,708	2,040	6,464	2,461

Net income (loss)	$5,343	$(246)	$9,340	$(297)

Earnings (loss) per share
Basic	$0.13	$(0.01)	$0.22	$(0.01)
Diluted	$0.12	$(0.01)	$0.20	$(0.01)
Common shares and equivalents outstanding
Basic weighted average shares	42,490,790	42,403,486	42,450,873	42,382,097
Diluted weighted average shares	45,983,687	42,403,486	45,943,846	42,382,097
Stock option compensation included above is as follows:
Cost of services	$273	$777	$567	$1,399
Cost of recurring and subscription revenue	25	116	62	209

Total cost of revenue	298	893	629	1,608
Sales and marketing	222	375	476	711
Research and development	142	560	316	1,016
General and administrative	162	4,833	401	9,487

Total operating expense	526	5,768	1,193	11,214

Total stock option compensation expense	$824	$6,661	$1,822	$12,822

BLACKBAUD, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2004	2003	2004	2003
Cash flows from operating activities
Net income (loss)	$5,343	$(246)	$9,340	$(297)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	641	719	1,265	1,385
Amortization of intangibles	—	85	32	133
Stock option compensation	824	7,084	1,822	12,821
Amortization of deferred financing fees	—	234	156	468
Deferred taxes	2,208	1,374	4,248	1,409
Changes in assets and liabilities, net of acquisition
Accounts receivable	(8,329)	(7,316)	(8,355)	(5,010)
Prepaid expenses and other assets	(400)	(87)	(278)	(341)
Trade accounts payable	1,207	(175)	344	(882)
Accrued expenses and other current liabilities	2,415	1,446	232	(825)
Deferred revenue	7,440	5,486	7,483	3,193

Total adjustments	6,006	8,850	6,949	12,351

Net cash provided by operating activities	11,349	8,604	16,289	12,054

Cash flows from investing activities
Purchase of property and equipment	(493)	(885)	(1,188)	(1,523)
Purchase of net assets of acquired company	(58)	(547)	(66)	(547)

Net cash used in investing activities	(551)	(1,432)	(1,254)	(2,070)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	(36)	(8,058)	(5,068)	(16,068)
Proceeds from exercise of stock options	368	233	480	233

Net cash used in financing activities	332	(7,825)	(4,588)	(15,835)

Effect of exchange rate on cash and cash equivalents	(364)	(48)	(304)	(157)

Net increase (decrease) in cash and cash equivalents	10,766	(701)	10,143	(6,008)
Cash and cash equivalents, beginning of year	6,085	13,397	6,708	18,703

Cash and cash equivalents, end of year	$16,851	$12,696	$16,851	$12,695

Noncash activities
Change in fair value of derivative instruments	$—	$121	$—	$232

BLACKBAUD, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
GAAP revenue	$35,489	$29,840	$66,844	$57,148

GAAP gross margin	$25,070	$19,889	$46,798	$38,080
Pro forma adjustments:
Amortization of deferred stock compensation	298	893	629	1608

Pro forma gross profit	$25,368	$20,782	$47,427	$39,688

Pro forma gross margin	71%	70%	71%	69%

GAAP income from operations	$9,062	$2,447	$15,654	$3,640
Pro forma adjustments:
Amortization of deferred stock compensation	824	6,661	1,822	12,822
Costs of initial public offering	700	—	1,650	—

Total pro forma adjustments	1,524	6,661	3,472	12,822

Pro forma income from operations	$10,586	$9,108	$19,126	$16,462

Pro forma operating margin	30%	31%	29%	29%

GAAP net income(loss)	$5,343	$(246)	$9,340	$(297)
Pro forma adjustments:
Total pro forma adjustments affecting income from operations	1,524	6,661	3,472	12,822
Tax impact related to pro forma adjustments	(419)	(1,142)	(1,056)	(3,180)

Pro forma net income	$6,448	$5,273	$11,756	$9,345

GAAP shares used in computing diluted income(loss) per share	45,984	42,403	45,944	42,382
Pro forma adjustments:
Incremental shares related to stock options	(198)	2,377	(175)	1,934

Shares used in computing proforma earnings per diluted share	45,786	44,780	45,769	44,316

Pro forma earnings per diluted share	$0.14	$0.12	$0.26	$0.21

INVESTOR CONTACT:	Tim Dolan Integrated Corporate Relations 203-682-8200
MEDIA CONTACT:	Megan McDonnell Integrated Corporate Relations 203-682-8200
SOURCE:	Blackbaud, Inc.